Exhibit 10.1

                              AMENDED AND RESTATED
                                  STRAIGHT NOTE
                            Newport Beach, California


$302,421                                         Restated:     September 1, 2002

This Amends, Restates and Extends all prior Notes from Borrower to Holder as follow:

FOR VALUE RECEIVED, Newport Federal, a California corporation ("Borrower") promises to pay to the order of Advantage America, Inc., a Delaware corporation and California Finance Lender, ("Holder"), or order at 4425 Jamboree Road, Newport Beach, California 92660, the sum of Three Hundred Two Thousand Four Hundred Twenty-One and 00/100 Dollars ($302,421.00) with interest from August 31, 2002 until paid at the rate of ten percent (10%) per annum payable
           (see below)                :
--------------------------------------

       This Note is due and payable without demand or notice in full including all accrued and unpaid principal and interest on NOVEMBER 14, 2002 ("Maturity"). This Note may be paid or drawn upon at any time until Maturity. Monthly payments calculated at interest only shall be made by Borrower by the 1st day of each month in arrears.


Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in the payment of any installment of interest when due, then the whole sum of principal and interest shall become immediately due and payable at the option of the Holder of this Note. Should suit be commenced to collect this Note or any potion thereof, such sum as the Court may deem reasonable shall be added hereto as attorney's fees. Principal and interest is payable in lawful money of the United States of America. This note is secured by a certain DEED OF TRUST to the FIRST AMERICAN TITLE COMPANY OF
ORANGE  COUNTY,  a  California  corporation,  as  Trustee.


"BORROWER"

Newport Federal, a California corporation


By:  /s/ Chad Horning
     ----------------------------
     Chad Horning, Vice President


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